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Exhibit 4.4

                               REIMBURSEMENT AGREEMENT

    THIS REIMBURSEMENT AGREEMENT ("Agreement") is made as of September 12, 1997, by and among WESTERN PACIFIC AIRLINES, INC., a Delaware corporation (the "Company"), and each of HUNT PETROLEUM CORPORATION, a Delaware corporation ("HPC"), and GFI COMPANY, a Nevada corporation ("GFI").

                                   R E C I T A L S:

    WHEREAS, Bank One Texas, N.A. (the "Bank") is prepared to extend a line of credit to and loan the Company an amount equal to Ten Million Dollars ($10,000,000.00) pursuant to that certain Promissory Note (the "Note");

    WHEREAS, as a condition precedent to the Bank's loan to the Company pursuant to the Note, the Bank requires that HPC enter into an agreement (the "Guaranty") whereby HPC unconditionally guarantees all of the Company's obligations under the Note and an Indemnification Agreement under which HPC is obligated to indemnify the Bank from certain matters relating to the Loan (the "Indemnification Agreement");

    WHEREAS, as a condition precedent to HPC's entering into the Guaranty and the Indemnification Agreement, GFI has entered into an agreement to contribute to HPC fifty percent (50%) of all liabilities and obligations that may become payable under the Guaranty and the Indemnification Agreement (the "Contribution Agreement"). Each of HPC and GFI are sometimes referred to herein as a "Guarantor" and collectively as the "Guarantors"; and

    WHEREAS, in order to induce the HPC to enter into the Guaranty and GFI to enter into the Contribution Agreement, the Company has agreed to indemnify and reimburse the Guarantors for all costs, expenses or other liabilities incurred by the Guarantors as set forth herein.

    NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.   INCORPORATION OF RECITALS.    The foregoing Recitals are hereby
incorporated by reference herein.

    2. REIMBURSEMENT BY THE COMPANY. The Company hereby acknowledges and agrees that it is obligated to reimburse and indemnify each of the Guarantors for any and all costs, expenses or other liabilities incurred and paid by HPC pursuant to the Guaranty or Indemnification Agreement or GFI pursuant to the Contribution Agreement, as the case may be (the "Obligation"). The Company shall promptly and upon demand reimburse and indemnify either Guarantor for any cost,


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expense or other liability (including, without limitation, attorneys' fees)
incurred and paid by such Guarantor under the terms of the Guaranty, the Indemnification Agreement or the Contribution Agreement, as the case may be, plus interest thereon at a rate per annum equal to the lesser of (i) the "prime rate" announced weekly in the WALL STREET JOURNAL plus 3.0%, or (ii) the maximum lawful rate, from the date such Guarantor paid such costs, expense or other liability until such amount is repaid to the Guarantor hereunder.

    3. ACTIONS NOT RELEASES. The Company's obligation hereunder is absolute and each of the Guarantor's rights under this Agreement shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release, surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Obligation; (iii) the modification of, amendment to or waiver of compliance with any terms of the Guaranty or the Note; (iv) any renewal, extension or rearrangement of the payment of any or all of the Guaranty or the Note; or (v) any neglect, delay, omission, failure or refusal of either Guarantor to take or prosecute any action in connection with this Agreement or any other agreement executed in connection herewith.

    4. BINDING EFFECT. This Agreement shall be binding upon the Company and its legal representatives, successors and assigns and shall inure to the benefit of and be enforceable by each Guarantor and its respective successors, transferees and assigns; PROVIDED, HOWEVER, that no party may assign any of its obligations and/or rights hereunder without the prior written consent of the other parties hereto.

    5. NO WAIVER. No failure on the part of either Guarantor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    6. NOTICE. All notices and demands provided for hereunder shall be in writing, and shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service of personal delivery, and addressed to the relevant party or parties at the following address:

              (i)  if to the Company:

                   Western Pacific Airlines, Inc.
                   2864 Circle Drive
                   Suite 1100
                   Colorado Springs, Colorado  80906
                   Telecopier No.: (719) 527-7259
                   Telephone No.: (719) 527-7421
                   Attention: Chief Executive Officer


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              with a copy to:

                   D'Ancona & Pflaum
                   30 North LaSalle Street
                   Suite 2900
                   Chicago, Illinois  60602
                   Telecopier No.: (312) 580-0923
                   Telephone No.: (312) 580-2000
                   Attention:  Allan J. Reich, Esq.


         (ii) if to HPC:

                   Hunt Petroleum Corporation
                   1601 Elm, 50th Floor
                   Dallas, Texas  75201
                   Telecopier No.: (214) 922-1060
                   Telephone No.: (214) 922-1000
                   Attention: Mr. Brett Ringle

         with a copy to:

                   Vinson & Elkins
                   3700 Trammell Crow Center
                   2001 Ross Avenue
                   Dallas, TX 75201-2975
                   Telecopier No.: (214) 220-7716
                   Telephone No.: (214) 220-7700
                   Attention: Derek McClain, Esq.

         (iii)     if to GFI:

                   GFI Company
                   Hughes Center
                   3753 Howard Hughes Parkway, Suite 200
                   Las Vegas, Nevada 89109
                   Telecopier No.: (702) 892-3950
                   Telephone No.: (702) 892-3746
                   Attention: Mr. David C. Story

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

         with a copy to:

                   Haynes & Boone
                   901 Main Street
                   3100 Nations Bank Plaza
                   Dallas, TX 75202
                   Telecopier No.: (214) 200-0588
                   Telephone No.: (214) 651-5088
                   Attention: Wilson Chu, Esq.

or to such other address as a Guarantor or the Company, as the case may be, may designate in writing to the other parties hereto, which notice shall be deemed given when received.

    7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

    8. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

    9. EXPENSES. The Company shall pay all costs and expenses incurred by GFI and HPC in connection with the negotiation, execution and performance of this Agreement, and all other documents executed in connection herewith, including, without limitation, the Security Agreement, Lockbox Agreement and Registration Rights Agreement, as well as all attorneys fees and expenses incurred by the Bank in connection with the foregoing.

    10. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights granted to Guarantors hereunder are in addition to any other rights Guarantors may have under contract, at law or in equity.

    11. HEADINGS. The Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

    12. AMENDMENT. No amendment or modification of this Agreement shall be binding upon the parties unless made in writing and signed by all of the parties.



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

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.



                             WESTERN PACIFIC AIRLINES, INC.


                             By: /s/George E. Leonard
                                 ----------------------------------------------
                             Name: George E. Leonard
                                   --------------------------------------------
                             Title: Vice President/CFO
                                    -------------------------------------------


                             HUNT PETROLEUM CORPORATION


                             By: /s/Ivan Irwin
                                 ----------------------------------------------
                             Name: Ivan Irwin
                                   --------------------------------------------
                             Title: Executive Vice President
                                    -------------------------------------------



                             GFI COMPANY



                             By: /s/Edward Gaylord II
                                 ----------------------------------------------
                             Name: Edward Gaylord II
                                   --------------------------------------------
                             Title:
                                    -------------------------------------------


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